UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

February 24, 2005

Date of Report (date of earliest event reported)

PRECISION CASTPARTS CORP.

(Exact name of registrant as specified in its charter)

Oregon	1-10348	93-0460598
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4650 S.W. Macadam Avenue Suite 440 Portland, Oregon 97239-4254
(Address of principal executive offices)

(503) 417-4800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.            ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Precision Castparts Corp. (the “Company”) and Peter Waite entered into a letter agreement on February 24, 2005 (the “Agreement”).  Pursuant to the Agreement, Mr. Waite will resign his positions as Executive Vice President of the Company and President of PCC Airfoils prior to the end of the Company’s current fiscal year.  He will remain an employee-at-will of the Company following his resignation as an officer and it is anticipated that such status will continue to June 6, 2009.  In his new role, Mr. Waite will continue to assist the Company with operational matters with respect to investment casting, in transitioning to new leadership for PCC Airfoils and in evaluating potential transactions, and Mr. Waite will also carry out such other duties as the Chief Executive Officer assigns.  Under the Agreement, Mr. Waite has agreed not to compete with the Company’s investment casting operations for five years following the end of his employment with the Company.  Mr. Waite will continue at his current rate of pay through the end of June 2005, and thereafter through June 6, 2009 will receive an annual salary of $250,000.  In addition, from the date of Mr. Waite’s change in position through June 6, 2009, Mr. Waite will be entitled to (a) continue to receive standard Company benefits, (b) continue to vest in his stock options and (c) continue to qualify for ongoing participation under Level 1 of the Company’s Supplemental Executive Retirement Program.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRECISION CASTPARTS CORP.

Date:	February 28, 2005	By:	/s/ William D. Larsson
		Name:	William D. Larsson
		Title:	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)